UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

JANONE INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-19621	41-1454591
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102 Las Vegas, Nevada	89119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 702 997-5968

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JAN	The NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On June 21, 2024, JanOne Inc. (the “Company”) entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC, as sales agent (“Wainwright”), pursuant to which the Company may offer and sell, from time to time through Wainwright, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for aggregate gross proceeds of up to $5,000,000 (the “ATM Stock”). The offer and sale of the shares of ATM Stock will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-278784) and the related base prospectus, as supplemented by a prospectus supplement dated June 21, 2024 (the “Registration Statement”) and filed with the Securities and Exchange Commission on such date pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the ATM Agreement, Wainwright may sell the shares of ATM Stock in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act, including sales made directly on or through The Nasdaq Capital Market. If agreed to in a separate agreement, the Company may sell shares of ATM Stock to Wainwright as principal, at a purchase price agreed upon by Wainwright and the Company, Wainwright may also sell shares of ATM Stock in negotiated transactions with the Company’s prior approval. The offer and sale of shares of ATM Stock pursuant to the ATM Agreement will terminate upon the earlier of (a) the issuance and sale of all of the shares of ATM Stock subject to the ATM Agreement or (b) the termination of the ATM Agreement by Wainwright or the Company pursuant to the terms thereof. The Company has no obligation to sell any shares of ATM Stock, and may at any time suspend offers under the ATM Agreement or terminate the ATM Agreement.

The Company has agreed to pay Wainwright a commission of 3.0% of the aggregate gross proceeds from any shares of ATM Stock sold by Wainwright and to provide Wainwright with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Company also will reimburse Wainwright for certain specified expenses in connection with entering into the ATM Agreement. The ATM Agreement contains customary representations and warranties and conditions to the placements of shares of ATM Stock pursuant thereto.

The foregoing summary of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares of ATM Stock, nor shall there be any offer, solicitation, or sale of any shares of ATM Stock in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	At The Market Offering Agreement by and between JanOne Inc. and H.C. Wainwright & Co., LLC dated June 21, 2024.

5.1	Opinion of Clark Hill LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JANONE INC.

By:	/s/ Tony Isaac
Name:	Tony Isaac
Title:	Chief Executive Officer

Dated: June 21, 2024